Exhibit 3.1

SINO BIOENERGY CORP.

RESOLUTION OF ALPHARIDGE CAPITAL LLC AS COURT

APPOINTED CUSTODIAN

The undersigned, being the Court appointed custodian of SINO BIOENERGY CORP., a Nevada corporation (the "Corporation"), acting in accordance with Section 78.347 of the Nevada Revised Statutes, hereby consents to the adoption of the following resolutions:

Appointment of Officer

WHEREAS, in accordance with the Section 78.347 of the Nevada Revised Statutes, Alpharidge Capital LLC a California limited liability company was appointed Custodian of the Corporation pursuant to an Order of District Court of Clark County, Nevada, case no. A-22-852552-P on June 10, 2022 (the "Order")(the "Custodian")(See Exhibit A};

WHEREAS, pursuant to Section 78.347 of the Nevada Revised Statutes Order, the Custodian is authorized to take any actions on behalf of the Corporation that arc reasonable, prudent, or for the benefit of the Corporation.

WHEREAS, the Custodian deems it to be in the best interest of the Corporation and its stockholders to adopt the following resolutions;

NOW, THEREFORE, BE IT

RESOLVED, that the following persons are elected as officers of the Corporation in the position listed to serve until the next annual meeting and election of their successors:

Frank I Igwealor . . . President & CEO

Frank I Igwealor . . . CFO & Controller

Frank I Igwealor . . . Secretary & Treasurer

FURTHRE RESOLVED, that any appointment of any other Officer is hereby terminated, such Officers having abandoned their positions for a period no less than four (4) years.

WHEREFORE, this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation.

Effective date: June 10, 2022

ALPHARIDGE CAPITAL LLC a California limited liability company

As Court-Appointed Custodian for Sino Bioenergy Corp., Nevada corporation

 /s/ Frank I Igwealor

By: Frank I Igwealor

Its: Managing Member

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SINO BIOENERGY CORP

RESOLUTION OF ALPHARIDGE CAPITAL LLC AS COURT

APPOINTED CUSTODIAN

The undersigned, being the Court appointed custodian of SINO BIOENERGY CORP., a Nevada corporation (the "Corporation"), acting in accordance with Section 78.347 of the Nevada Revised Statutes, hereby consents to the adoption of the following resolutions:

Appointment of Directors and Officers

WHEREAS, in accordance with the Section 78.347 of the Nevada Revised Statutes, Alpharidge Capital LLC a California limited liability company was appointed Custodian of the Corporation pursuant to an Order of District Court of Clark County, Nevada, case no. A-22-852552-P on June 10, 2022 (the "Order")(the "Custodian")(See Exhibit A};

WHEREAS, pursuant to Section 78.347 of the Nevada Revised Statutes Order, the Custodian is authorized to take any actions on behalf of the Corporation that arc reasonable, prudent, or for the benefit of the Corporation.

WHEREAS, the Custodian deems it to be in the best interest of the Corporation and its stockholders to adopt the following resolutions;

NOW, THEREFORE, BE IT

RESOLVED, that the following persons are elected as directors of the Corporation to serve until the next annual meeting and election of their successors:

Ambrose O Egbuonu

Frank I Igwealor

FURTHRE RESOLVED, that any appointment of any other Director is hereby terminated, such Directors having abandoned their position and otherwise failed to participate in any meeting of the Corporation's stockholders for a period no less than four (4) years.

WHEREFORE, this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation.

Effective date: June 10, 2022

ALPHARIDGE CAPITAL LLC a California limited liability company

As Court-Appointed Custodian for Sino Bioenergy Corp., Nevada corporation

/s/ Frank I Igwealor

By: Frank I Igwealor

Its: Managing Member

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